                  SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C. 20549

                          ---------------------

                                FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                          ---------------------

                           EXABYTE CORPORATION
          (Exact name of registrant as specified in its charter)

                          ---------------------
         Delaware                                       84-0988566
--------------------------                ------------------------------------
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                          ---------------------

                            1685 38th Street
                        Boulder, Colorado 80301
                (Address of principal executive offices)

                          ---------------------

                   1997 NON-OFFICER STOCK OPTION PLAN
                        (Full title of the plan)


                            Stephen F. Smith
                Vice President, Chief Financial Officer
                           Exabyte Corporation
                            1685 38th Street
                         Boulder, Colorado 80301
                            (303) 442-4333
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------

















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CALCULATION OF REGISTRATION FEE

==============================================================================
            |               |                 |             |
Title of    |  Amount to be |  Proposed       | Proposed    |  Amount of
Securities  |  Registered   |  Maximum        | Maximum     |  Registration
to be       |               |  Offering Price | Aggregate   |  Fee
Registered  |               |  Per Share(1)   | Offering    |
            |               |                 | Price       |
------------------------------------------------------------------------------
Stock Option|  1,000,000    |  $7.00          | $7,000,000  |  $2,121.22
and Common  |               |                 |             |
Stock (par  |               |                 |             |
Value $.001 |               |                 |             |
==============================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low price of the Registrant's Common Stock on February 3, 1998 as reported on the Nasdaq National Market.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
































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Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Exabyte Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended
(the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or
(2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.





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Item 8. EXHIBITS

Exhibit
Number
-------

5.1         Opinion of General Counsel.

23.1        Consent of Price Waterhouse LLP.

23.2        Consent of General Counsel is contained in Exhibit 5.1.

24.1        Power of Attorney.   Reference is made to the signature pages.

99.1        1997 Non-Officer Stock Option Plan, as adopted on December 23,1997.

99.2 Non-Statutory Stock Option Agreements used in connection with the 1997 Non-Officer Stock Option Plan.



Item 9. UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 (sec. 239.13 of this chapter) or Form S-8 (sec. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.


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     (b)  That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on February 9, 1998.



                     EXABYTE CORPORATION



                     By:      /s/ Stephen F. Smith
                              -----------------------
                              Stephen F. Smith
                     Title:   Vice President, Chief
                              Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Marriner and Stephen F. Smith, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William L. Marriner       Chairman of the Board,
------------------------      President and Chief            February 9, 1998
William L. Marriner           Executive Officer


/s/ Peter D. Behrendt         Director                       February 9, 1998
------------------------
Peter D. Behrendt


/s/ Bruce M. Holland          Director                       February 9, 1998
------------------------
Bruce M. Holland


/s/ Thomas E. Pardun          Director                       February 9, 1998
------------------------
Thomas E. Pardun


/s/ Mark W. Perry             Director                       February 9, 1998
------------------------
Mark W. Perry


/s/ Ralph Z. Sorenson         Director                       February 9, 1998
------------------------
Ralph Z. Sorenson


/s/ Thomas G. Washing         Director                       February 9, 1998
------------------------
Thomas G. Washing



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                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number
-------


5.1       Opinion of General Counsel.


23.1      Consent of Price Waterhouse LLP.


23.2      Consent of General Counsel is contained in
          Exhibit 5.1.


24.1      Power of Attorney.   Reference is made to the
          signature pages.


99.1      1997 Non-Officer Stock Option Plan, as adopted on December 23, 1997.

99.2 Non-Statutory Stock Option Agreements used in connection with the 1997 Non-Officer Stock Option Plan.